Exhibit 99.1

RDA HOLDING CO. ANNOUNCES RESULTS FOR

THE FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2010

•                  Company Announces Fourth Quarter Revenue of $522 Million; Net Income of $59 Million

•                  Full-Year EBITDA Reaches High End of Guidance Range

•                  Tender Offer Completed for 5.4% of Outstanding Shares of Common Stock

NEW YORK, N.Y., March 3, 2011 — RDA Holding Co., parent company of The Reader’s Digest Association, Inc. (together with its subsidiaries and affiliated entities, “RDA”), today reported results for the fourth quarter and twelve months ended December 31, 2010.

Mary G. Berner, President and Chief Executive Officer, commented, “We are pleased to announce that a year after our successful emergence from Chapter 11, pursuant to our strategic plan, we have delivered on a number of fronts. We achieved consolidated EBITDA of $175 million in 2010, hitting the high end of our guidance, and generated strong pro forma Free Cash Flow of $86 million. We enjoyed sizeable gains in advertising in our U.S. lifestyle communities, the result of our concerted effort to make advertisers aware of the strengths of our affinity groups, and which also reflect continued progress towards our goal of growing the percentage of revenue from digital sources.  We also continue to see progress in our European operations and are encouraged by those results.”

“While it is too soon to declare that we have reached an inflection point in our business in terms of revenue growth, the performance through much of our business suggests that we are on track to achieve profitable revenue growth in 2012.”

Fourth Quarter 2010 Highlights and Year-End Summary Results

	Successor Company	Predecessor Company
	Three months ended December 31, 2010	Three months ended December 31, 2009
(Unaudited)	($ millions)	($ millions)
Reported Revenue	$521.8	$620.4
Revenue excluding RDA UK, fair value adjustments and foreign currency translation	$554.7	$594.9
Net Income (loss)	$58.5	$(26.7)
Segment operating income	$108.8	$94.8
Consolidated EBITDA, excluding RDA UK	$100	$89
Cash and cash equivalents	$169.4	$297.4

•                  Revenue was $521.8 million in the fourth quarter of 2010 compared with $620.4 million in the fourth quarter of 2009. Excluding the deconsolidation impact of RDA UK of $27.4 million, the negative net change in fair value amortization of $23.6 million and foreign exchange translation of $7.4 million, the decline in revenue was $40.2 million, or 6.8%, and was largely due to the expected decline in sales of the Ab Circle Pro; the closure or sale of unprofitable or marginally profitable product lines; softness in certain international markets and lower mail quantities; and the planned rate base reduction of Reader’s Digest magazine in the U.S.  This decline was partially offset by non-cash adjustments for undeliverable or suspended subscriptions, incremental revenue associated with two special magazine issues, and significant improvement in advertising revenue across several of our brands in the U.S.

•                  Net income was $58.5 million in the fourth quarter of 2010 compared with a loss of $26.7 million in the fourth quarter of 2009.  Segment operating income improved $14.0 million to $108.8 million as compared to $94.8 million in the prior year.  Segment operating income was positively impacted by the elimination of certain unprofitable revenue streams, the positive revenue factors described above and the benefit from the 10% reduction in global headcount in June 2010.

•                  Consolidated EBITDA, excluding RDA UK, increased to $100 million in the fourth quarter of 2010 compared with $89 million in the same period of 2009, primarily due to the $14 million increase in segment operating income.  Consolidated EBITDA, excluding RDA UK, for the last twelve months ended December 31, 2010 increased 2% to $175 million from approximately $171 million in the comparable period of 2009.

•                  Cash and cash equivalents were $169.4 million at December 31, 2010, down from $297.4 million on December 31, 2009 principally due to payments related to our emergence from bankruptcy, the restructuring of our exit financing, interest and capital expenditures.

Tender Offer

On February 28, 2011, the Company announced the final results of its share repurchase tender offer, which expired at 11:59 p.m., EST, on February 25, 2011.  The Company accepted for purchase 1,494,134 shares of common stock at a price of $29.00 per common share for a total cost of $43.3 million.  The shares of common stock accepted for purchase pursuant to the tender offer represented approximately 5.4% of the Company’s then outstanding shares of common stock.  The Company funded the repurchase of the shares using available cash.  The Company now has approximately 26.0 million shares of common stock outstanding.  The decision to return cash to shareholders reflects the Company’s confidence in its financial future, as well as its commitment to delivering shareholder value.

Fourth Quarter 2010 Segment Results

The Company classifies its business into six reportable segments: United States, Europe, Asia Pacific & Latin America (“APLA”), Canada, Lifestyle & Entertainment Direct (“LED”), and Other. These segments comprise two business lines: branded communities and direct marketing.

The United States segment consists of the Company’s branded communities businesses:  the Reader’s Digest community and lifestyle communities (Food & Entertaining, Home & Garden, and Do-It-Yourself).

The Company’s Europe, APLA and Canada segments primarily consist of the Company’s direct marketing operations in those regions.

The LED segment primarily consists of the Company’s direct response television (“DRTV”) marketing business and the Other segment consists of the Weekly Reader Publishing Group branded community.

Summary of reportable segment results

	Successor Company	Predecessor Company
(Unaudited)	Three months ended December 31, 2010 ($ millions)	Three months ended December 31, 2009 ($ millions)

Revenue

Branded Communities

United States Segment
Reader’s Digest community	$60.8	$62.4
Lifestyle communities	140.6	138.1
Total United States Segment	201.4	200.5
Other Segment - Weekly Reader	8.0	8.2
Total Branded Communities	209.4	208.7

Direct Marketing
Europe Segment, excluding RDA UK	189.5	204.8
RDA UK (Deconsolidated)	—	27.4
Asia Pacific & Latin America Segment	72.8	78.5
Canada Segment	26.8	28.8
Lifestyle & Entertainment Direct Segment	50.9	76.5
Total Direct Marketing	340.0	416.0
Total segment revenue	549.4	624.7
Intercompany eliminations	(2.1)	(2.4)
Fair value adjustments	(25.5)	(1.9)
Total revenue	$521.8	$620.4

	Successor Company	Predecessor Company
(Unaudited)	Three months ended December 31, 2010 ($ millions)	Three months ended December 31, 2009 ($ millions)

Operating income (loss)

Branded Communities

United States Segment
Reader’s Digest community	12.5	7.5
Lifestyle communities	41.5	34.1
US Allocations	(2.0)	0.6
Total United States Segment	52.0	42.2
Other Segment - Weekly Reader	3.2	2.5
Total Branded Communities	55.2	44.7

Direct Marketing
Europe Segment, excluding RDA UK	34.0	28.9
RDA UK (Deconsolidated)	—	1.3
Asia Pacific & Latin America Segment	5.7	5.1
Canada Segment	4.9	4.4
Lifestyle & Entertainment Direct Segment	9.0	10.4
Total Direct Marketing	53.6	50.1
Total segment operating income	108.8	94.8
Corporate unallocated	(30.8)	(19.6)
Impairment of assets	(1.7)	(61.2)
Other operating items, net	(8.4)	(4.6)
Fair value adjustments	(15.9)	(1.9)
Total operating income	52.0	7.5
Interest expense	13.9	11.1
Other (income) expense, net	(1.1)	1.4
Reorganization items	—	33.6
Income tax benefit	(19.8)	(6.6)
(Loss) income from discontinued operations, net of taxes	(0.5)	5.3
Net income (loss)	$58.5	$(26.7)

United States

In the fourth quarter, revenue for the United States business segment increased $0.9 million, or 0.4%, to $201.4 million as compared with $200.5 million during the fourth quarter of 2009.  The increase was primarily attributable to incremental revenue associated with the December 2010 special issues of two of our food magazines; non-cash adjustments for undeliverable or suspended subscriptions; strong performance of advertising revenue across several of our brands, including Allrecipes.com and Taste of Home; increased book sales from our children’s publishing business; and an additional issue of Simple & Delicious in the current quarter.  This was largely offset by the planned rate base reduction of Reader’s Digest magazine in the U.S. from 8.0 to 5.5 million in February 2010 which resulted in reduced advertising and subscription revenue, and the sale of the Country Store catalog.  We also continued to experience reduced demand and lower response rates on our promotional efforts for several of our other products, including books and music.

Operating income for the United States business segment increased $9.8 million, or 23.2%, to $52.0 million as compared with operating income of $42.2 million during the fourth quarter of 2009.

The increase was primarily driven by the revenue increases described above and the impact of headcount-reducing restructuring efforts implemented in the second calendar quarter of 2010, with significant benefit realized from the consolidation of certain functions across the United States.

Other

In the fourth quarter, revenue for the Other segment, which consists of Weekly Reader, decreased $0.2 million, or 2.4%, to $8.0 million, as compared with $8.2 million during the fourth quarter of 2009.  The decrease was primarily due to lower response rates, as challenging state and local funding environments adversely impacted educational budgets, offset by an additional December issue of some of our magazines.

Operating income within the Other Segment in the fourth quarter of 2010 improved by $0.7 million to $3.2 million as compared to $2.5 million during the fourth quarter of 2009.  The operating income improvement was principally due to cost savings on overhead.

Europe

In the fourth quarter, the Europe business segment revenue decreased $42.7 million, or 18.4%, to $189.5 million, as compared with $232.2 million in the fourth quarter of 2009. Excluding the deconsolidation of RDA UK of $27.4 million and the negative effect of foreign currency translation of $12.6 million, the Europe segment experienced a net decrease in revenue of 1.3%. The relatively flat performance reflected softness in certain markets, lower mail quantities, and the elimination of unprofitable mailings in France, which were largely offset by the benefit of additional investment in promotion efforts in our Russian market.

Operating income within the Europe business segment for the fourth quarter 2010 increased $3.8 million, or 12.6%, to $34.0 million as compared with $30.2 million in the fourth quarter of 2009. Excluding the negative effect of foreign currency translation of $2.3 million and the RDA UK deconsolidation of $1.3 million, the Europe business segment experienced a net increase in operating income of $7.4 million.  The increase primarily resulted from the elimination of unprofitable mailings described above and cost savings initiatives across most markets.

Asia Pacific and Latin America (APLA)

In the fourth quarter, revenue in the APLA business segment decreased $5.7 million, or 7.3%, to $72.8 million, as compared with $78.5 million during the fourth quarter of 2009. Excluding the positive effect of foreign currency translation of $4.1 million, the APLA segment experienced a net decrease in revenue of $9.8 million. The decrease was the result of the elimination of unprofitable activities in Australia, Hong Kong, Taiwan and Mexico, lower response and renewal rates and a smaller active customer base.

Operating income within the APLA business segment for the fourth quarter 2010 increased $0.6 million, or 11.8%, to $5.7 million as compared to $5.1 million in the fourth quarter of 2009.  Excluding the positive effect of foreign currency translation of $0.5 million, the APLA segment experienced a net increase in operating income of $0.1 million. This relatively flat performance was driven by the revenue declines mentioned above offset by cost reduction initiatives across several markets.

Canada

In the fourth quarter, revenue in the Canada business segment decreased $2.0 million, or 6.9%, to $26.8 million, as compared with $28.8 million during the fourth quarter of 2009. Excluding the positive effect of foreign currency translation of $1.1 million, the Canada segment experienced a net decrease in revenue of $3.1 million.  This was largely due to lower subscription revenue from certain magazines and revenue declines in our books and home entertainment products.

Operating income within the Canada business segment for the fourth quarter 2010 increased $0.5 million, or 11.4%, to an operating income of $4.9 million as compared with $4.4 million for the fourth quarter of 2009.  Excluding the positive effect of foreign currency translation of $0.2 million, the Canada segment experienced an increase in operating income of $0.3 million. This increase was driven by lower promotion costs, which resulted from lower mail quantities, and continued cost savings initiatives.

Lifestyle & Entertainment Direct (LED)

In the fourth quarter, LED business segment revenue decreased $25.6 million, or 33.5%, to $50.9 million from $76.5 million during the fourth quarter of 2009.  The decrease was attributable to a decline in DRTV sales of our maturing Ab Circle Pro fitness product.  This decline was somewhat offset by increased Ab Circle Pro sales in the higher margin retail market.  In addition, revenue from our entertainment products decreased as a result of fewer product offerings.

Operating income in the fourth quarter decreased $1.4 million to $9.0 million, as compared to $10.4 million during the fourth quarter of 2009.  The decrease in operating income was primarily due to the revenue declines and offsets described above.

Corporate Unallocated

Corporate unallocated expenses for the fourth quarter were $30.8 million, as compared with $19.6 million for the fourth quarter of 2009.  The increase of $11.2 million was primarily driven by higher occupancy costs resulting from overlapping office leases as we transitioned to our new facilities in New York, New York and White Plains, New York, and non-cash items including increased amortization of intangible assets; lower U.S. pension income; and increased stock compensation expense. This increase was partially offset by an inventory write-off in the prior year.

Impairment of Assets/Other Operating Items Net/Fair Value Adjustments

During the fourth quarter, the Company recorded an impairment charge of $1.7 million and $4.8 million in contractual charges related to the abandonment of excess office space in the White Plains, New York office.  In addition, we recorded $3.6 million of charges relating to various restructuring items and fair value adjustments of $15.9 million, which reflect the amortization of the fair value reduction to unearned revenue and related deferred cost accounts arising as a result of fresh start accounting.

Last Twelve Months Product Results

Summary of revenue and approximated margins by product

	RDA Holding Co., without UK
	Successor Company		Predecessor Company
(Unaudited)	February 20 to December 31, 2010 ($ millions)		January 1 to February 19, 2010 ($ millions)		For the twelve months ended December 31, 2009 ($ millions)

Revenue by Product
Music and videos	$253		$42		347
Magazine advertising/circulation	603		96		745
Books	509		73		649
Non-published products and services	200		33		263

Subtotal	1,565		244		2,004

Fair value adjustments and UK	(109)		14		98

Reported revenue	$1,456		$258		$2,102

Approximated Contribution Margins by Product:

Music and videos	$70	28%	11	26%	$82	24%
Magazine advertising/circulation	196	33%	25	26%	204	27%
Books	127	25%	9	12%	152	23%
Non-published products and services	73	37%	5	15%	88	33%

Total approximated contribution margins(1)	$466		$50		$526

Approximated Contribution Margin	29.8%		20.5%		26.2%

(1) Contribution margin is defined as revenue less product, distribution, editorial, and marketing expenses, excluding fair value adjustments and results from the deconsolidated UK operations.

Product Revenue and Margins

The 2010 approximated total contribution margin was 28.5%, which improved by 2.3% during the year on lower revenue.

Revenue in the books, music and video categories declined, most notably in the Company’s international direct marketing businesses.  However, the music and video contribution margin improved, primarily as a result of lower product and TV advertising spend in the Lifestyle & Entertainment Direct segment, while the contribution margin for books remained flat, reflecting reductions and efficiencies in supply chain costs which offset lower revenue in the product category.

Magazine advertising and circulation revenue decreased, primarily as a result of the rate base and frequency reductions of the U.S. version of Reader’s Digest magazine and the elimination of certain unprofitable mailings.  Contribution margin benefited from revenue improvements and cost reduction activities.

Revenue from non-published products decreased during the period primarily due to an expected decline in the sales of our maturing Ab Circle Pro fitness product.  Despite this revenue reduction, the overall contribution margin for non-published products remained constant compared to the prior year.

This performance reflects the financial benefits of shifting our mix towards higher margin products, including advertising and non-published products.

Conference Call

The Company will host a conference call to discuss results for the fourth quarter of 2010 on Thursday, March 3, 2011 at 11 a.m. Eastern Standard Time.

To listen to the conference call, please dial (800) 659-1966, or (617) 614-2711 internationally, and ask for Reader’s Digest.  The pass code is “75799163.”

There will also be a PowerPoint presentation. To access the presentation, tune Web browsers to this URL:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=71092&eventID=3689383

An audio replay of the call will be available within 24 hours and will be posted for seven days on www.rda.com (Investor Relations / Company Reports).

Non-GAAP Financial Measures

The Company publicly reports its financial information in accordance with United States generally accepted accounting principles (GAAP). To facilitate external analysis of the Company’s operating performance, the Company also presents financial information that may be considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following non-GAAP financial measures included in this release are used by the Company in its internal analysis of the business.

EBITDA is a common supplemental measure of performance used by investors and financial analysts.  Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends.  The Company does not use EBITDA as a measure of liquidity because it includes certain contractual and non-discretionary expenditures.  Consolidated EBITDA is fully defined in our senior secured notes indenture dated February 11, 2010 and generally consists of EBITDA plus/minus adjustments related to the following major items: (a)  purchase and fresh start accounting; (b)  asset impairment charges; (c) results of disposed and discontinued entities; (d) restructuring and reorganization costs; (e) non-cash gains and losses; and (f) other items, such as stock based compensation.  EBITDA as defined herein may differ from similarly titled measures presented by other companies.

Pro forma Free Cash Flow, a non-GAAP measure, as used herein, is defined as consolidated EBITDA less (i) capital expenditures, (ii) cash taxes, (iii) working capital, and (iv) cash interest.  The Company believes that pro forma Free Cash Flow is useful to investors and financial analysts as a performance measure.  The Company uses pro forma Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Pro forma Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Pro forma Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

The reconciliations of non-GAAP to GAAP measures are included in the tables attached to this release and are available at www.rda.com.  The Company’s financial statements will be filed with the Securities and Exchange Commission when available.

About The Reader’s Digest Association, Inc.

RDA is a global media and direct marketing company that educates, entertains and connects more than 130 million consumers around the world with products and services from trusted brands. With offices in 44 countries, the Company reaches customers in 78 countries, publishes 90 magazines, including 50 editions of Reader’s Digest, the world’s largest-circulation magazine, operates 83 branded websites and sells nearly 40 million books, music and video products across the world each year.  Further information about the Company can be found at www.rda.com.

Forward-looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including, without limitation, statements about our operations, financial condition and liquidity, strategies, business initiatives, prospects, expectations regarding future events and our financial performance and the development of the industry in which we operate, are forward-looking statements that involve certain risks and uncertainties. While these statements represent the company’s current judgment on what the future may hold, and the company believes these judgments are based upon reasonable assumptions, these statements are not guarantees of any events or financial results, and the company’s actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include those risks described in our Registration Statement on Form S-4 and the related prospectus filed with the Securities and Exchange Commission, as declared effective on February 11, 2011.  You should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

For further information contact:

For investor inquiries:	For media inquiries:
The Reader’s Digest Association	FD
John McKeown	Evan Goetz
Tel: 646.293.6155	Tel. 212.850.5639

(Tables follow)

RDA Holding Co. and Subsidiaries

Consolidated Statement of Operations

(unaudited)

(in millions)

	Successor Company	Predecessor Company
	Three months ended December 31, 2010	Three months ended December 31, 2009

Revenue	$521.8	$620.4

Product, distribution and editorial expenses	221.9	270.1
Promotion, marketing and administrative expenses	237.8	277.0
Impairment of assets	1.7	61.2
Other operating items, net	8.4	4.6
Operating income	52.0	7.5
Interest expense	13.9	11.1
Other (income) expense, net	(1.1)	1.4
Income (loss) before reorganization items, income taxes and discontinued operations	39.2	(5.0)

Reorganization items	—	33.6
Income (loss) before income taxes and discontinued operations	39.2	(38.6)

Income tax benefit	(19.8)	(6.6)
Income (loss) from continuing operations before discontinued operations	59.0	(32.0)

(Loss) income from discontinued operations, net of taxes	(0.5)	5.3
Net income (loss)	$58.5	$(26.7)

RDA Holding Co. and Subsidiaries

Consolidated Statement of Operations

(unaudited)

(in millions)

	Successor Company	Predecessor Company
	February 20 to December 31, 2010	January 1 to February 19, 2010	Twelve months ended December 31, 2009

Revenue	$1,456.3	$257.7	$2,101.6

Product, distribution and editorial expenses	638.6	112.9	914.2
Promotion, marketing and administrative expenses	774.1	155.1	1,044.5
Impairment of assets	42.8	—	1,050.0
Other operating items, net	41.3	14.0	14.3

Operating loss	(40.5)	(24.3)	(921.4)
Interest expense	53.8	8.8	144.2
(Gain) loss on deconsolidation of subsidiary	(2.4)	49.7	—
Other (income) expense, net	(2.3)	9.6	13.8

Loss before reorganization items, income taxes and discontinued operations	(89.6)	(92.4)	(1,079.4)

Reorganization items	—	(1,906.6)	58.2

(Loss) income before income taxes and discontinued operations	(89.6)	1,814.2	(1,137.6)

Income tax (benefit) expense	(59.4)	54.0	(55.7)

(Loss) income from continuing operations before discontinued operations	(30.2)	1,760.2	(1,081.9)

Income (loss) from discontinued operations, net of taxes	0.6	33.4	(43.1)

Net (loss) income	$(29.6)	$1,793.6	$(1,125.0)

RDA Holding Co. and Subsidiaries

Consolidated Balance Sheet

(unaudited)

(in millions, except share and per share data)

	Successor Company	Predecessor Company
	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$169.4	$297.4
Restricted cash	4.5	8.8
Accounts receivable, net	237.2	253.9
Inventories	62.5	89.4
Prepaid and deferred promotion costs	33.5	35.5
Prepaid expenses and other current assets	122.0	150.0
Assets held for sale	7.4	19.0
Total current assets	636.5	854.0
Property, plant and equipment, net	63.7	59.4
Restricted cash	8.4	19.1
Goodwill	672.4	862.0
Other intangible assets, net	451.4	343.3
Prepaid pension assets	166.0	158.0
Other noncurrent assets	30.4	53.1
Total assets	$2,028.8	$2,348.9

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Short-term debt	$—	$255.3
Accounts payable	167.6	174.4
Accrued expenses	135.7	149.6
Income taxes payable	7.8	23.1
Unearned revenue	269.7	366.6
Other current liabilities	32.4	12.5
Liabilities held for sale	—	21.5
Total current liabilities	613.2	1,003.0
Long-term debt	510.7	—
Unearned revenue	94.3	146.3
Accrued pension	5.7	42.3
Postretirement and postemployment benefits other than pensions	12.9	16.1
Other noncurrent liabilities	199.4	185.7
Liabilities subject to compromise	—	2,673.6
Total liabilities	$1,436.2	$4,067.0
Predecessor Company common stock (par value $1.00 per share, 100,000,000 shares authorized and 59,701,909 shares issued and outstanding)	—	59.7
Successor Company common stock (Series A (voting) par value $0.001 per share, 39,000,000 shares authorized, 27,500,000 shares issued and outstanding)	—	—
Paid-in capital, including warrants	597.6	671.3
Accumulated deficit	(29.6)	(2,305.9)
Accumulated other comprehensive income (loss)	24.6	(143.2)
Total stockholders’ equity (deficit)	592.6	(1,718.1)
Total liabilities and stockholders’ equity (deficit)	$2,028.8	$2,348.9

RDA Holding Co. and Subsidiaries

Consolidated Statement of Cash Flows

(unaudited)

(in millions)

	Successor Company	Predecessor Company
	February 20 to December 31, 2010	January 1 to February 19, 2010	Twelve months ended December 31, 2009
Cash flows from operating activities:
Net (loss) income	$(29.6)	$1,793.6	$(1,125.0)

Adjustments to reconcile net (loss) income to operating cash flows:
(Income) loss from discontinued operations	(0.6)	(33.4)	43.1
Depreciation and amortization	61.5	6.6	52.4
(Benefit) provision for deferred income taxes	(71.3)	61.0	(74.6)
Amortization of bond discount	1.4	—	—
Amortization of debt issuance costs	6.4	3.8	12.5
(Gain) loss on deconsolidation of subsidiary	(2.4)	49.7	—
Non-cash loss in financing foreign exchange	—	6.3	—
Impairment of assets	42.8	—	1,050.0
Gain on settlement of pre-petition liabilities	—	(1,765.1)	—
Loss on derivatives	—	—	19.4
Revaluation of assets and liabilities in fresh start accounting	—	(163.1)	—
Stock-based compensation expense	7.7	0.2	2.0
Net (gain) loss on sales of long-term assets	(1.3)	0.3	(2.1)
Changes in assets and liabilities, net of effects of dispositions:
Restricted cash	44.0	(29.2)	(19.0)
Accounts receivable, net	(23.7)	27.4	40.9
Inventories	22.1	1.5	18.6
Prepaid and deferred promotion costs	(6.0)	5.8	4.2
Other assets	(39.3)	45.8	1.6
Unearned revenue	42.4	2.6	(43.5)
Income taxes	(9.1)	(8.6)	(12.0)
Accounts payable and accrued expenses	(99.3)	(16.3)	105.5
Other liabilities	6.1	(4.5)	(51.0)
Net change in cash due to continuing operating activities	$(48.2)	$(15.6)	$23.0
Net change in cash due to discontinued operating activities	(5.4)	5.8	1.8
Net change in cash due to operating activities	$(53.6)	$(9.8)	$24.8
Cash flows from investing activities:
Capital expenditures	(22.5)	(1.6)	(10.2)
Purchase of intangible assets	—	(0.4)	(0.2)
Proceeds from sale of a business	—	30.8	—
Proceeds from sales of assets	1.8	—	1.2
Investing restricted cash	21.0	(21.0)	—
Loss of cash due to subsidiary deconsolidation	—	(16.5)	—
Proceeds from life insurance settlements	—	—	12.5
Proceeds from note receivable	7.5	—	9.3
Net change in cash due to continuing investing activities	$7.8	$(8.7)	$12.6
Net change in cash due to discontinued investing activities	—	—	0.1
Net change in cash due to investing activities	$7.8	$(8.7)	$12.7

RDA Holding Co. and Subsidiaries

Consolidated Statement of Cash Flows

(unaudited)

(in millions)

	Successor Company	Predecessor Company
	February 20 to December 31, 2010	January 1 to February 19, 2010	Twelve months ended December 31, 2009

Cash flows from financing activities:
Proceeds from borrowings	509.3	—	89.9
Debt payments	(555.3)	—	(9.5)
Restricted cash	(509.3)	509.3	—
Escrow liability	509.3	(509.3)	—
Short-term borrowings, net	—	—	129.7
Cash paid for financing fees	(11.5)	(9.5)	(12.6)
Net change in cash due to financing activities	$(57.5)	$(9.5)	$197.5
Effect of exchange rate changes on cash and cash equivalents	3.1	0.2	(0.3)
Net change in cash and cash equivalents	(100.2)	(27.8)	234.7
Cash and cash equivalents at beginning of the period	269.6	297.4	62.7
Cash and cash equivalents at end of the period	$169.4	$269.6	$297.4
Supplemental information
Cash paid for interest	$38.4	$6.0	$72.5
Cash paid for income taxes	$8.4	$1.3	$3.7

RDA Holding Co. and Subsidiaries

Summary of Reportable Segment Results

(unaudited)

(in millions)

	Successor Company	Predecessor Company
	February 20 to December 31, 2010	January 1 to February 19, 2010	Twelve months ended December 31, 2009
Revenue
Branded Communities
United States Segment
Reader’s Digest community	$184.5	$22.6	$259.5
Lifestyle communities	380.2	51.8	434.0
Total United States Segment	564.7	74.4	693.5
Other Segment - Weekly Reader	20.5	5.7	30.5
Total Branded Communities	585.2	80.1	724.0
Direct Marketing
Europe Segment, excluding RDA UK	515.0	79.1	677.5
RDA UK (Deconsolidated)	—	13.3	109.7
Asia Pacific & Latin America Segment	225.8	34.4	266.5
Canada Segment	87.8	15.2	112.7
Lifestyle & Entertainment Direct Segment	156.0	36.2	231.8
Total Direct Marketing	984.6	178.2	1,398.2
Total segment revenue	1,569.8	258.3	2,122.2
Intercompany Eliminations	(5.2)	(0.6)	(8.5)
Fair value adjustments	(108.3)	—	(12.1)
Total revenue	$1,456.3	$257.7	$2,101.6

RDA Holding Co. and Subsidiaries

Summary of Reportable Segment Results

(unaudited)

(in millions)

	Successor Company	Predecessor Company
	February 20 to December 31, 2010	January 1 to February 19, 2010	Twelve months ended December 31, 2009

Operating income (loss)
Branded Communities
United States Segment
Reader’s Digest community	$25.0	$(1.3)	$26.9
Lifestyle communities	77.0	4.0	58.7
US Allocations	(3.4)	0.3	4.1
Total United States Segment	98.6	3.0	89.7
Other Segment - Weekly Reader	2.1	1.9	4.1
Total Branded Communities	100.7	4.9	93.8
Direct Marketing
Europe Segment, excluding RDA UK	62.7	(5.5)	43.9
RDA UK (Deconsolidated)	—	(2.6)	10.0
Asia Pacific & Latin America Segment	15.1	0.2	14.9
Canada Segment	12.5	1.7	16.9
Lifestyle & Entertainment Direct Segment	15.4	6.1	19.9
Total Direct Marketing	105.7	(0.1)	105.6
Total segment operating income	206.4	4.8	199.4
Corporate unallocated	(100.9)	(15.1)	(44.4)
Impairment of assets	(42.8)	—	(1,050.0)
Other operating items, net	(41.3)	(14.0)	(14.3)
Fair value adjustments	(61.9)	—	(12.1)
Total operating loss	(40.5)	(24.3)	(921.4)
Interest expense	53.8	8.8	144.2
(Gain) loss on deconsolidation of subsidiary	(2.4)	49.7	—
Other (income) expense, net	(2.3)	9.6	13.8
Reorganization items	—	(1,906.6)	58.2
Income tax (benefit) expense	(59.4)	54.0	(55.7)
Income (loss) from discontinued operations, net of taxes	0.6	33.4	(43.1)
Net (loss) income	$(29.6)	$1,793.6	$(1,125.0)

RDA Holding Co. and Subsidiaries

Net Income to Consolidated EBITDA Reconciliation

(unaudited)

(in millions)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three months ended December 31, 2010	Three months ended December 31, 2009	February 20 to December 31, 2010	January 1 to February 19, 2010	Twelve months ended December 31, 2009

Net income (loss)	$59	$(27)	$(30)	$1,794	$(1,125)
Income tax (benefit) expense	(20)	(7)	(59)	54	(56)
Interest expense	14	11	54	9	144
Depreciation and amortization	18	13	62	7	52
EBITDA	71	(10)	27	1,864	(985)

Cash Adjustments
Restructuring	5	4	27	12	24
Reorganization items	7	37	29	25	73
Management fee	—	—	—	—	5
Non cash adjustments (a)	17	59	97	(1,909)	1,061
Adjusted EBITDA	100	90	180	(8)	178
RDA UK	—	1	—	(3)	7
Consolidated EBITDA, excluding RDA UK	$100	$89	$180	$(5)	$171

(a)          Non Cash Adjustments primarily includes the gain on settlement of pre-petition liabilities, the amortization of fair value adjustments related to unearned revenue, asset impairment charges, non cash gains (e.g. pension income) and other non cash restructuring charges.

RDA Holding Co. and Subsidiaries

Reconciliation of Pro Forma Free Cash Flow

(unaudited)

(in millions)

	Successor Company	Predecessor Company
	February 20 to December 31, 2010	January 1 to February 19, 2010

Consolidated EBITDA, excluding RDA UK	$180	$(5)
Cash paid for interest	(9)	(1)
Cash paid for income taxes	(38)	(6)
Working capital	(29)	18

Subtotal	104	6

Capital expenditures	(23)	(1)

Pro forma free cash flow	81	5

Changes in other assets and liabilities	(16)	(1)
Other investing activity	30	(7)
Financing activity	(57)	(10)
Effect of exchange rate changes on cash and cash equivalents	3	—
Non-recurring bonus	(15)	—
Reorganization costs	(112)	(12)
Restructuring charges	(15)	(2)

Change in cash and cash equivalents	(101)	(27)

Cash and cash equivalents at beginning of period	270	297
Cash and cash equivalents at end of period	$169	$270

RDA Holding Co. and Subsidiaries

Consolidated Statement of Operations – Reconciliation for Twelve Months Ended December 31, 2009

(Predecessor Company, unaudited)

(in millions)

	Twelve months ended June 30, 2009	Six months ended December 31, 2008	Six months ended December 31, 2009	Twelve months ended December 31, 2009

Revenue	$2,137.3	$1,137.5	$1,101.8	$2,101.6

Product, distribution and editorial expenses	925.4	496.4	485.2	914.2
Promotion, marketing and administrative expenses	1,115.1	628.2	557.6	1,044.5
Impairment of assets	988.8	—	61.2	1,050.0
Other operating items, net	31.8	21.1	3.6	14.3
Operating loss	(923.8)	(8.2)	(5.8)	(921.4)

Interest expense	202.3	103.9	45.8	144.2
Other expense (income), net	15.1	(1.5)	(2.8)	13.8
Loss before reorganization items, income taxes and discontinued operations	(1,141.2)	(110.6)	(48.8)	(1,079.4)

Reorganization items	—	—	58.2	58.2
Loss before income taxes and discontinued operations	(1,141.2)	(110.6)	(107.0)	(1,137.6)

Income tax (benefit) expense	(35.5)	12.8	(7.4)	(55.7)
Loss from continuing operations	(1,105.7)	(123.4)	(99.6)	(1,081.9)

(Loss) income from discontinued operations, net of taxes	(140.8)	(90.5)	7.2	(43.1)
Net loss	$(1,246.5)	$(213.9)	$(92.4)	$(1,125.0)

Note: The twelve months ended December 31, 2009 is calculated as the twelve months ended June 30, 2009, less the six months ended December 31, 2008 plus the six months ended December 31, 2009.

RDA Holding Co. and Subsidiaries

Consolidated Statement of Cash Flows — Reconciliation for Twelve Months Ended December 31, 2009

(Predecessor Company, unaudited)

(in millions)

	Twelve months ended June 30, 2009	Six months ended December 31, 2008	Six months ended December 31, 2009	Twelve months ended December 31, 2009

Cash flows from operating activities:
Net loss	$(1,246.5)	$(213.9)	$(92.4)	$(1,125.0)
Adjustments to reconcile net loss to operating cash flows:
Loss (income) from discontinued operations	140.8	90.5	(7.2)	43.1
Depreciation and amortization	63.5	34.6	23.5	52.4
(Benefit) provision for deferred income taxes	(56.7)	1.6	(16.3)	(74.6)
Amortization of debt issuance costs	8.9	4.4	8.0	12.5
Impairment of assets	988.8	—	61.2	1,050.0
Loss on derivatives	19.4	—	—	19.4
Stock-based compensation expense	2.5	1.1	0.6	2.0
Net gain on sale or disposal of certain assets	(1.2)	—	(0.9)	(2.1)
Changes in assets and liabilities, net of effects of dispositions:
Restricted cash	(5.9)	(2.7)	(15.8)	(19.0)
Accounts receivable, net	25.6	(44.9)	(29.6)	40.9
Inventories	(0.4)	(9.7)	9.3	18.6
Prepaid and deferred promotion costs	(3.3)	9.8	17.3	4.2
Other assets	(46.8)	(37.2)	11.2	1.6
Unearned revenue	1.2	77.8	33.1	(43.5)
Income taxes	(32.3)	(13.1)	7.2	(12.0)
Accounts payable and accrued expenses	2.4	(7.1)	96.0	105.5
Other liabilities	33.5	12.2	(72.3)	(51.0)
Net change in cash due to continuing operating activities	$(106.5)	$(96.6)	$32.9	$23.0
Net change in cash due to discontinued operating activities	(46.7)	(39.0)	9.5	1.8
Net change in cash due to operating activities	$(153.2)	$(135.6)	$42.4	$24.8

RDA Holding Co. and Subsidiaries

Consolidated Statement of Cash Flows — Reconciliation for Twelve Months Ended December 31, 2009

(Predecessor Company, unaudited)

(in millions)

	Twelve months ended June 30, 2009	Six months ended December 31. 2008	Six months ended December 31, 2009	Twelve months ended December 31, 2009

Cash flows from investing activities:
Capital expenditures	(7.6)	(2.4)	(5.0)	(10.2)
Purchases of intangible assets	—	—	(0.2)	(0.2)
Proceeds from sale of a business	108.1	108.1	—	—
Proceeds from sale of assets	0.3	—	0.9	1.2
Proceeds from life insurance settlements	12.5	—	—	12.5
Proceeds from note receivable	2.5	—	6.8	9.3
Net change in cash due to continuing investing activities	$115.8	$105.7	$2.5	$12.6
Net change in cash due to discontinued investing activities	(1.8)	(1.9)	—	0.1
Net change in cash due to investing activities	$114.0	$103.8	$2.5	$12.7
Cash flows from financing activities:
Proceeds from borrowings	490.0	400.1	—	89.9
Debt payments	(402.2)	(393.3)	(0.6)	(9.5)
Short-term borrowings, net	(7.0)	11.2	147.9	129.7
Cash paid for financing fees	—	—	(12.6)	(12.6)
Net change in cash due to financing activities	$80.8	$18.0	$134.7	$197.5
Effect of exchange rate changes on cash and cash equivalents	2.6	3.0	0.1	(0.3)
Net change in cash and cash equivalents	44.2	(10.8)	179.7	234.7
Cash and cash equivalents at beginning of period	73.5	73.5	117.7	62.7
Cash and cash equivalents at end of period	$117.7	$62.7	$297.4	$297.4
Supplemental information
Cash paid for interest	$133.4	$67.8	$6.9	$72.5
Cash paid for income taxes	$14.4	$15.4	$4.7	$3.7

Note: The twelve months ended December 31, 2009 is calculated as the twelve months ended June 30, 2009, less the six months ended December 31, 2008 plus the six months ended December 31, 2009.

RDA Holding Co. and Subsidiaries

Summary of Reportable Segment Results — Reconciliation for Twelve Months Ended December 31, 2009

(Predecessor Company, unaudited)

(in millions)

	Twelve months ended June 30, 2009	Six months ended December 31, 2008	Six months ended December 31, 2009	Twelve months ended December 31, 2009

Revenue

Branded Communities
United States
Reader’s Digest community	$290.1	$157.8	$127.2	$259.5
Lifestyle communities	450.1	237.6	221.5	434.0
Total United States Segment	740.2	395.4	348.7	693.5
Other Segment - Weekly Reader	34.9	16.7	12.3	30.5
Total Branded Communities	775.1	412.1	361.0	724.0

Direct Marketing
Europe Segment, excluding RDA UK	718.6	393.0	351.9	677.5
RDA UK (Deconsolidation)	120.4	60.8	50.1	109.7
Asia Pacific & Latin America Segment	263.9	142.5	145.1	266.5
Canada Segment	122.7	64.9	54.9	112.7
Lifestyle & Entertainment Direct Segment	168.6	84.3	147.5	231.8
Total Direct Marketing	1,394.2	745.5	749.5	1,398.2
Total Segment revenue	2,169.3	1,157.6	1,110.5	2,122.2
Intercompany eliminations	(10.0)	(5.9)	(4.4)	(8.5)
Fair value adjustments	(22.0)	(14.2)	(4.3)	(12.1)
Total revenue	$2,137.3	$1,137.5	$1,101.8	$2,101.6

RDA Holding Co. and Subsidiaries

Summary of Reportable Segment Results — Reconciliation for Twelve Months Ended December 31, 2009

(Predecessor Company, unaudited)

(in millions)

	Twelve months ended June 30, 2009	Six months ended December 31, 2008	Six months ended December 31, 2009	Twelve months ended December 31, 2009

Operating income (loss)

Branded Communities
United States
Reader’s Digest community	$21.6	$8.0	$13.3	$26.9
Lifestyle communities	45.6	19.1	32.2	58.7
US Allocations	3.4	(2.0)	(1.3)	4.1
Total United States Segment	70.6	25.1	44.2	89.7
Other Segment - Weekly Reader	5.5	2.4	1.0	4.1
Total Branded Communities	76.1	27.5	45.2	93.8

Direct Marketing
Europe Segment, excluding RDA UK	39.2	13.0	17.7	43.9
RDA UK (Deconsolidation)	9.8	—	0.2	10.0
Asia Pacific & Latin America Segment	7.7	(2.2)	5.0	14.9
Canada Segment	20.1	9.3	6.1	16.9
Lifestyle & Entertainment Direct Segment	3.2	(1.3)	15.4	19.9
Total Direct Marketing	80.0	18.8	44.4	105.6
Total segment operating income	156.1	46.3	89.6	199.4
Corporate unallocated	(37.3)	(19.2)	(26.3)	(44.4)
Impairment of assets	(988.8)	—	(61.2)	(1,050.0)
Other operating items, net	(31.8)	(21.1)	(3.6)	(14.3)
Fair value adjustments	(22.0)	(14.2)	(4.3)	(12.1)
Total operating loss	(923.8)	(8.2)	(5.8)	(921.4)
Interest expense	202.3	103.9	45.8	144.2
Other expense (income), net	15.1	(1.5)	(2.8)	13.8
Reorganization items	—	—	58.2	58.2
Income tax (benefit) expense	(35.5)	12.8	(7.4)	(55.7)
(Loss) income from discontinued operations	(140.8)	(90.5)	7.2	(43.1)
Net loss	$(1,246.5)	$(213.9)	$(92.4)	$(1,125.0)

Note: The twelve months ended December 31, 2009 is calculated as the twelve months ended June 30, 2009, less the six months ended December 31, 2008 plus the six months ended December 31, 2009.